Exhibit 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of May 9, 2018, by and between GOLDEN MINERALS COMPANY, a Delaware corporation, (the “Company”), LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, 3,153,808 shares (the “Purchase Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), for a total purchase price of One Million Three Hundred Thousand Dollars ($1,300,000).

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.                                      CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)                                 “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(b)                                 “Base Prospectus” means the Company’s final base prospectus, dated September 29, 2017, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

(c)                                  “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(d)                                 “Canadian Commissions” means, collectively, each of the Canadian provincial securities regulatory authorities.

(e)                                  “Canadian Securities Laws” shall mean the applicable securities laws of each of the Provinces of Canada, and the respective applicable rules and regulations under such laws, together with applicable published national, multilateral and local policy statements, instruments, notices and blanket orders of the Canadian Commissions.

(f)                                   “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without restrictions as to confidentiality at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(g)                                  “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(h)                                 “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(i)                                     “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale in the United States and (iii) timely credited by the Company to the Investor or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function.

(j)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k)                                 “Initial Prospectus Supplement” means the prospectus supplement of the Company dated May 9, 2018 relating to the Purchase Shares, including the accompanying Base Prospectus, to be prepared and filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act and in accordance with Section 5(a) hereof, together with all documents and information incorporated therein by reference.

(l)                                     “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(m)                             “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(n)                                 “Principal Market” means the U.S. Trading Market (it being hereby acknowledged and agreed that the term “Principal Market” for all purposes of this Agreement and the transactions contemplated hereby shall not include the TSX or any other Canadian stock exchange or quotation system).

(o)                                 “Prospectus” means the Base Prospectus, as supplemented by any Prospectus Supplement (including the Initial Prospectus Supplement), including the documents and information incorporated by reference therein.

(p)                                 “Prospectus Supplement” means any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents and information incorporated by reference therein.

(q)                                 “Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-220461) filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Purchase Shares, and certain other securities, as such Registration Statement has been or may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act, including any comparable successor registration statement filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Purchase Shares.

(r)                                    “SEC” means the U.S. Securities and Exchange Commission.

(s)                                   “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t)                                    “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(u)                                 Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(v)                                 “Transfer Agent” means Computershare Trust Company, N.A., or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(w)                               “TSX” means the Toronto Stock Exchange (or any successor thereto).

(x)                                 “U.S. Trading Market” means the NYSE American (or any nationally recognized successor thereto); provided however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE Arca or the OTC Bulletin Board (it being understood that as used herein “OTC Bulletin Board” shall also mean any successor or comparable market quotation system or exchange to the OTC Bulletin Board such as the OTCQB operated by the OTC Markets Group, Inc.), then the “U.S. Trading Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded or any successor thereto.

2.  PURCHASE OF PURCHASE SHARES.

Subject to the terms and conditions set forth in this Agreement, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, the Purchase Shares, as follows:

(a)                                                           Purchase of Common Stock.  Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Closing” and the date of satisfaction of such conditions the “Closing Date”), the Investor shall purchase from the Company, and the Company shall issue or cause to be issued and sell to the Investor, for a total purchase price of One Million Three Hundred Thousand Dollars ($1,300,000) (the “Purchase Price”), 3,153,808 Purchase Shares, at a price of $0.4122 per Purchase Share.

(b)                                 Payment of Purchase Price.   The Investor shall pay the Purchase Price to the Company as full payment for all of the Purchase Shares to be purchased by it hereunder by wire transfer of immediately available funds on the same Business Day that the Investor receives all of the Purchase Shares as DWAC Shares, if all of the Purchase Shares are so received by the Investor before 1:00 p.m., Eastern time, or, if any of the Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day.  All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to the account designated by the Company by written notice to the Investor prior to the date of this Agreement.

(c)                                  Compliance with Securities Laws and Rules of Principal Market and TSX.

(i)                                     Maximum Share Cap.  The Company hereby confirms that the issuance of the Purchase Shares to the Investor pursuant to this Agreement shall not result in (i) the issuance of a number of shares of Common Stock that would exceed the maximum number of shares of Common Stock that the Company may issue (taking into account all shares of Common Stock issued or issuable pursuant to any transaction or series of transactions that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market) without (A) breaching the Company’s obligations under the applicable rules of the Principal Market or (B) obtaining stockholder approval under the applicable rules of the Principal Market, or (ii) the issuance of a number or dollar amount of securities of the Company, including the Purchase Shares, that would exceed the maximum amount of securities of the Company permitted to be offered and sold by the Company under General Instruction I.B.6. of Form S-3 (the lesser of clause (i) and (ii), the “Maximum Share Cap”).

(ii)                                  Restrictions on Sales in Canada.  The Investor acknowledges that the Purchase Shares have not been and shall not be qualified for distribution in any Province or Territory of Canada. The Investor covenants and agrees that, until the date that is four months and one (1) day after the Closing Date, it shall: (i) not offer or sell any Purchase Shares that are issued and sold to the Investor pursuant to this Agreement in Canada either (A) on or through the TSX or any other Canadian stock exchange or quotation system, or (B) directly to any third Person whom, to the Investor’s knowledge following reasonable inquiry, is either (1) a Person resident in any Province or Territory of Canada or (2) a Person acquiring such Purchase Shares for the benefit of another Person resident in any Province or Territory of Canada; and (ii) offer and sell all Purchase Shares that are issued and sold to the Investor pursuant to this Agreement only (A) in transactions executed on the Principal Market through a registered broker-dealer located in the United States, or (B) directly to third Persons, none of whom, to the Investor’s knowledge following reasonable inquiry, is either (1) a Person resident in any Province or Territory of Canada or (2) a Person acquiring such Purchase Shares for the benefit of another Person resident in any Province or Territory of Canada.

(iii)                               General. The Company shall not issue any shares of Common Stock pursuant to this Agreement if such issuance would reasonably be expected to result in (A) a violation of applicable U.S.

federal or state securities laws, including, without limitation, the Securities Act and the Exchange Act, or applicable Canadian Securities Laws, or (B) a breach of the Company’s obligations under applicable rules of the Principal Market or applicable rules of the TSX. The provisions of this Section 2(c) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the Securities Act, the Exchange Act, Canadian Securities Laws, the rules of the Principal Market, and the rules, regulations and policies of the TSX.

(d)                                              Beneficial Ownership Limitation.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell to the Investor, and the Investor shall not purchase or acquire from the Company, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by the Investor of more than 9.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

3.                                                   INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Closing Date:

(a)                                 Accredited Investor Status.  The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(b)                                 Information.  The Investor understands that its investment in the Purchase Shares involves a high degree of risk.  The Investor (i) is able to bear the economic risk of an investment in the Purchase Shares including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Purchase Shares and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Purchase Shares.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Shares and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees, representatives or advisors.  The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(c)                                  No Governmental Review.  The Investor understands that no U.S. federal or state or Canadian provincial agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Shares or the fairness or suitability of an investment in the Purchase Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Shares.

(d)                                 Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e)                                  Residency.  The Investor is a resident of the State of Illinois.

(f)                                   No Short Selling.  The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has the Investor or any of its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(g)                                  Beneficial Ownership of Common Stock.  The Investor and its affiliates do not have, and as of the Closing (immediately prior to the delivery of the Purchase Shares) will not have, beneficial ownership (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) of any shares of Common Stock.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Closing Date:

(a)                                 Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has no Subsidiaries except as set forth in the SEC Documents (as defined below).

(b)                                 Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, including without limitation, the issuance of the Purchase Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Purchase Shares have been duly authorized by the Company’s Board of Directors (or a duly authorized committee thereof) and no further consent or authorization is required by the Company, its Board of Directors (or a duly authorized committee thereof) or its stockholders, (iii) each of this Agreement and other Transaction Documents have been duly executed and delivered by the Company and (iv) each of this Agreement and the other Transaction Documents upon its execution on behalf of the Company shall constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company (or a duly authorized committee thereof) has approved the resolutions (the “Signing Resolutions”) substantially in the form provided to the Investor to authorize this Agreement the other Transaction Documents and the transactions contemplated hereby and thereby.  The Signing

Resolutions are valid, in full force and effect and have not been materially modified or supplemented in any respect.  The Company has delivered to the Investor a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company (or a duly authorized committee thereof).  Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors and/or stockholders is necessary under applicable laws and the Company’s Certificate of Incorporation and/or Bylaws to authorize the execution and delivery of this Agreement, the other Transaction Documents or any of the transactions contemplated hereby or thereby, including, but not limited to, the issuance of the Purchase Shares.

(c)                                  Capitalization.  As of the date hereof, the authorized capital stock of the Company is set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.  Except as disclosed in the SEC Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Purchase Shares as described in this Agreement, and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  The Company has furnished to the Investor true and correct copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that are not otherwise disclosed in the SEC Documents.

(d)                                 Issuance of Purchase Shares.  Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The Purchase Shares are being issued pursuant to the Registration Statement and the issuance of the Purchase Shares has been registered by the Company pursuant to the Securities Act.  Upon receipt of the Purchase Shares, the Investor will have good and marketable title to such Purchase Shares and such Purchase Shares will be immediately freely tradable in the United States in accordance with the provisions of Section 2(c)(ii) hereof.

(e)                                  No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is a party, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchase Shares), will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations, Canadian Securities Laws and the rules and regulations of the Principal Market and the TSX), in each case applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which would not result in a Material Adverse Effect.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or Bylaws or their organizational charter or Bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that would not have a Material Adverse Effect.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any U.S. federal or state, any Canadian federal or provincial, or any other foreign governmental entity, agency or body, except for possible violations, the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. No consent, approval, authorization, filing with or order of any U.S. federal or state, any Canadian federal or provincial, or any other foreign governmental entity, agency or body is required in connection with the transactions contemplated in the Transaction Documents, except such as have been or will be obtained under the Securities Act, the Exchange Act and Canadian Securities Laws, and such as may be required under applicable U.S. state securities laws, applicable Canadian Securities Laws, applicable rules of the Principal Market, and applicable rules and regulations of the TSX in connection with the transactions contemplated by the Transaction Documents. Except as set forth elsewhere in this Agreement and except for filings which are permitted to be made following Closing under Canadian Securities Laws or under the rules and regulations of the TSX, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Closing Date.

(f)                                   SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.   None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Except as set forth in the SEC Documents, the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof.  To the Company’s knowledge, the SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g)                                  Absence of Certain Changes.  Except as disclosed in the SEC Documents, since December 31, 2017, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings in the United States. The Company is financially solvent and is generally able to pay its debts as they become due. The Company is not in nor subject to a bankruptcy or insolvency proceeding in Canada or in any other foreign jurisdiction.

(h)                                 Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any U.S. federal or state, any Canadian federal or provincial, or any other foreign court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

(i)                                     Acknowledgment Regarding Investor’s Status.  The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Purchase Shares. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)                                    No Integrated Offering.  None of the Company, any of its affiliates, or any authorized Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market or pursuant to the rules, regulations and policies of the TSX.

(k)                              Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted.  None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement.  The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(l)                                     Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m)                             Title; Mining Claims.  The Company and the Subsidiaries have good and marketable title to all real property (other than the Mining Claims (as defined below)) owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances and defects (“Liens”), except for (i) Liens described in the Registration Statement or Prospectus, (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and(iii) Liens for the payment of U.S. federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Except for the Mining Claims, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance. All interests in material mining claims, concessions, exploitation or extraction rights or similar rights (the “Mining Claims”) that are held by the Company or any of its Subsidiaries are or will be fairly and accurately described in the Registration Statement and the Prospectus in all material respects and are in good standing, are valid and enforceable, and are free and clear of any material Liens or charges, except as disclosed in the Registration Statement and the Prospectus.

(n)                                 Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(o)                                 Regulatory Permits.  The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, provincial, state, local or foreign governmental or regulatory authorities necessary to conduct their respective businesses as currently conducted, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

(p)                                 Tax Status.  The Company and each Subsidiary have (i) has made or filed all necessary United States federal, and state income and all foreign income and franchise tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province in connection with the creation, issuance, sale and delivery by the Company of the Purchase Shares to the Investor under this Agreement or the authorization, execution, delivery and performance of this Agreement or any of the other Transaction Documents.

(q)                                 Transactions With Affiliates.   Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)                                    Application of Takeover Protections.  The Company and its board of directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Purchase Shares and the Investor’s ownership of the Purchase Shares.

(s)                                   Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or any Prospectus Supplements thereto.  The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole did not, as of their issue date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that the Investor has not made and does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

(t)                                    Foreign Corrupt Practices.   Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)                                 Registration Statement.  The Company has prepared and filed with the SEC in accordance with the provisions of the Securities Act the Registration Statement. The Registration Statement was declared effective by order of the SEC on September 28, 2017. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Purchase Shares thereunder, and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Registration Statement or the Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus or any Prospectus Supplement, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus permits the issuance of the Purchase Shares under the terms of this Agreement. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Base Prospectus and any Prospectus Supplement thereto, at the time such Base Prospectus or such Prospectus Supplement thereto was issued and on the Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Company meets all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Purchase Shares contemplated by this Agreement, in reliance on General Instruction I.B.6. of Form S-3, and the SEC has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Company hereby confirms that the issuance of the Purchase Shares to the Investor pursuant to this Agreement would not result in non-compliance with General Instruction I.B.6. of Form S-3. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to any of the Purchase Shares, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act).  The Company has not distributed any offering material in connection with the offering and sale of any of the Purchase Shares, and, until the Investor does not hold any of the Purchase Shares, shall not distribute any offering material in connection with the offering and sale of any of the Purchase Shares, to or by the Investor, in each case, other than the Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement required pursuant to applicable law or the Transaction Documents. The Company has not made, and agrees that unless it obtains the prior written consent of the Investor it will not make, an offer relating to the Purchase Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act. The Company shall comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any such free writing prospectus consented to by the Investor, including in respect of timely filing with the SEC, legending and record keeping.

(v)                                 DTC Eligibility.  The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(w)                               Sarbanes-Oxley. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(x)                                 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall not have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(x) that may be due in connection with the transactions contemplated by the Transaction Documents.

(y)                                 Investment Company. The Company is not required to be registered as, and immediately after receipt of payment for the Purchase Shares will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(z)                                  Listing and Maintenance Requirements. The issuance and sale of the Purchase Shares as contemplated in this Agreement does not contravene the rules of the Principal Market or the rules, regulations and policies of the TSX. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration.  Except as disclosed in the Registration Statement or the Prospectus, the Company has not, in the 12 months preceding the date hereof, received notice from the Principal Market or the TSX or any other trading market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market or the TSX or any other trading market on which the Common Stock is or has been listed or quoted, respectively. Subject to the Company maintaining compliance with Section 1003(a) of the NYSE American Company Guide, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. Neither the Principal Market nor the TSX has commenced any delisting proceedings against the Company. The Company has filed all documents or information required to be filed by it as of Closing under the rules, regulations and policies of the Principal Market and the TSX.

(aa)                          Canadian Securities Law Compliance. The Company is a “reporting issuer” (within the meaning of applicable Canadian Securities Laws) in each of the Provinces of Canada and is not on the list of defaulting reporting issuers maintained by the applicable Canadian Commission or other regulatory authority in each such Province that maintains such a list. The offer, issue and sale of the Purchase Shares by the Company pursuant to this Agreement is exempt from or otherwise not subject to the requirement under Canadian Securities Laws that the Company prepare and file a prospectus with the applicable Canadian Commission or other regulatory authority in each of the Provinces of Canada to qualify for distribution in such Province the Purchase Shares that may be issued to the Investor under this Agreement. The Company has filed on a timely basis all documents and other information required to be filed by the Company under Canadian Securities Laws during the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

(bb)                          Accountants.  The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

(cc)                            No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchase Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Purchase Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(dd)                          Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

5.                                      COVENANTS.

(a)                                 Filing of Current Report and Initial Prospectus Supplement.  The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company further agrees that it shall, within the time required under Rule 424(b) under the Securities Act, file with the SEC the Initial Prospectus Supplement pursuant to Rule 424(b)(5) under the Securities Act, which Initial Prospectus Supplement shall specifically relate to the Purchase Shares and shall describe the material terms and conditions of the Transaction Documents, contain information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclose all information relating to the Purchase Shares and the transactions contemplated by the Transaction Documents required to be disclosed in the Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Company shall permit the Investor to review and comment upon the Current Report and the Initial Prospectus Supplement at least two (2) Business Days prior to their filing with the SEC, the Company shall give reasonable consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon the Current Report and the Initial Prospectus Supplement within one (1) Business Day from the date the Investor receives the final pre-filing draft version thereof from the Company. The Investor shall furnish to the Company such information regarding itself, the Purchase Shares beneficially owned by it and the intended method of distribution thereof, including any arrangement between the Investor and any other Person relating to the sale or distribution of the Purchase Shares, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement with the SEC.

(b)                                 Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(c)                                  Listing/DTC.  The Company shall promptly cause all of the Purchase Shares to be issued by the Company to the Investor pursuant to this Agreement to be approved for listing on the Principal Market and to be conditionally approved for listing on the TSX in accordance with the applicable rules and regulations of the Principal Market and the TSX, respectively, subject only to official notice of issuance and, with respect to TSX listing, any standard TSX listing conditions for transactions of this nature, and the Company shall provide satisfactory evidence of such actions to the Investor, and the Company. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock, including all of the Purchase Shares, on the Principal Market and shall comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market and the TSX. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock, including the Purchase Shares on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c).  The Company shall take all action necessary to ensure that its Common Stock, including the Purchase Shares can be transferred electronically as DWAC Shares.

(d)                                 Prohibition of Short Sales and Hedging Transactions.  During the term of this Agreement, neither the Investor nor any of its agents, representatives or affiliates shall in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e)                                  Compliance with Laws. The Company and each of its Subsidiaries shall maintain, or cause to be maintained, all material permits, licenses and other authorizations required by federal, provincial, state and local law in order to conduct their businesses substantially as described in the Prospectuses, and the Company and each of its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to have a Material Adverse Effect. The Company shall comply in all material respects with all requirements imposed upon it by Canadian Securities Laws, the Securities Act and the Exchange Act as from time to time in force in connection with the offer, issuance and sale of the Purchase Shares contemplated by the Transaction Documents. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the SEC’s current interpretation as to entities that are not considered, or required to register as, an investment company. The Company and the Subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act and The Dodd—Frank Wall Street Reform and Consumer Protection Act.

(f)                                   Non-Public Information.  Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby.  Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf, as determined in the reasonable good faith judgment of the Investor, in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding Purchase Shares at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least 48 hours to publicly disclose such material, non-public information prior to any such disclosure by the Investor or demonstrate to the Investor in writing why such information does not constitute material, non-public information, and (assuming the Investor and its counsel disagree with the Company’s determination) the Company shall have failed to publicly disclose such material, non-public information within such time period. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.

(g)                                  Reserved.

(h)                                 Taxes.   The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i)                                     U.S. Securities Law Compliance. The Company shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for the offer, issuance, sale and resale of all of the Purchase Shares at all times until the date on which the Investor shall have sold all the Purchase Shares (the “Registration Period”). Without limiting the generality of the foregoing, during the Registration Period, the Company shall (a) take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(b) or 12(g) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act, and (b) prepare and file with the SEC, at the Company’s expense, such amendments (including, without limitation, post-effective amendments) to the Registration Statement and such Prospectus Supplements pursuant to Rule 424(b) under the Securities Act, in each case, as may be necessary to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act, and to keep the Registration Statement and the Prospectus current and available for the offer, issuance, sale and resale of all of the Purchase Shares at all times during the Registration Period (it being hereby acknowledged and agreed that, if the Registration Period has not expired prior to the third anniversary of the initial effective date of the Registration Statement, the Company shall prepare and file with the SEC, at the Company’s expense, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Date”), a new Registration Statement relating to the Purchase Shares, in a form satisfactory to the Investor and its counsel, and the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective within 180 days after the Renewal Date). The Investor shall furnish to the Company such information regarding itself, its affiliates, the Purchase Shares beneficially owned by it and the intended method of distribution thereof as shall be reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement (or new Registration Statement) or any such Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any such amendment to the Registration Statement (or new Registration Statement) or any such Prospectus Supplement. The Company shall comply in all material respects with all applicable U.S. federal and state securities laws, applicable Canadian Securities Laws and other applicable foreign securities laws, and the applicable rules of the Principal Market and the applicable rules, regulations and policies of the TSX in connection with the offer, issuance and sale by the Company of the Purchase Shares contemplated by the Transaction Documents. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(j)                                    Stop Orders.  The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Prospectus Supplement or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the Company’s receipt of any notification of the suspension of qualification of the Purchase Shares for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time. The Company shall furnish to the Investor, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any of the Canadian Commissions or the staff of any of the Canadian Commissions, to the Company or its representatives relating to the Registration Statement or the Prospectus, as the case may be.

(k)                                 Amendments to Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the Exchange Act, the Company shall not file with the SEC any amendment to the Registration Statement or any supplement to the Base Prospectus that refers to the Investor, the Purchase Shares, the Transaction Documents or the transactions contemplated thereby (including, without limitation, any Prospectus Supplement filed in connection with the transactions contemplated by the Transaction Documents), in each case with respect to which (a) the Investor shall not previously have been advised and afforded the opportunity to review and comment thereon at least two (2) Business Days prior to filing with the SEC, as the case may be, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity to review and comment upon any disclosure referring to the Investor, the Transaction Documents or the transactions contemplated thereby, as applicable, and the Company shall expeditiously furnish to the Investor a copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, a Prospectus is required to be delivered in connection with any acquisition or sale of Purchase Shares by the Investor, the Company shall not file any Prospectus Supplement with respect to the Purchase Shares without furnishing to the Investor as many copies of such Prospectus Supplement, together with the Prospectus, as the Investor may reasonably request.

(l)                                     Prospectus Delivery.  The Company consents to the use of the Prospectus (and of each Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Purchase Shares may be sold by the Investor, in connection with the offering and sale of the Purchase Shares and for such period of time thereafter as a Prospectus is required by the Securities Act to be delivered in connection with sales of the Purchase Shares. The Company will make available to the Investor upon request, and thereafter from time to time will furnish to the Investor, as many copies of the Prospectus (and each Prospectus Supplement thereto) as the Investor may reasonably request for the purposes contemplated by the Securities Act within the time during which the Prospectus is required by the Securities Act to be delivered in connection with sales of the Purchase Shares. If during such period of time any event shall occur that in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Investor and its counsel, is required to be set forth in the Registration Statement, the Prospectus or any Prospectus Supplement or should be set forth therein in order to make the statements made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or if in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of the Investor and its counsel, it is otherwise necessary to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5(k) above, file with the SEC an appropriate amendment to the Registration Statement or an appropriate Prospectus Supplement and in each case shall expeditiously furnish to the Investor, at the Company’s expense, such amendment to the Registration Statement or such Prospectus Supplement, as applicable, as may be necessary to reflect any such change or to effect such compliance. The Company shall have no obligation to separately advise the Investor of, or deliver copies to the Investor of, the SEC Documents, all of which the Investor shall be deemed to have notice of.

(m)                             Integration. From and after the date of this Agreement, neither the Company, nor or any of its Subsidiaries or affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would (i) require, under any Canadian Securities Laws, the filing of a prospectus with the applicable Canadian Commission or other regulatory authority in each of the Provinces of Canada to qualify, the offer, sale and issuance of the Purchase Shares to the Investor under this Agreement, or (ii) cause the offer, sale and issuance of the Purchase Shares to the Investor under this Agreement to be integrated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market or pursuant to the rules, regulations and policies of the TSX, unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market and the rules, regulations and policies of the TSX, respectively.

(n)                                 Use of Proceeds. The Company will use the net proceeds from the offering of the Purchase Shares as described in the Prospectus.

(o)                                 Other Transactions. The Company shall not enter into, announce or recommend to its stockholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under any of the Transaction Documents to which it is a party, including, without limitation, the obligation of the Company to deliver the Purchase Shares to the Investor in accordance with the terms of this Agreement.

6.                                      TRANSFER AGENT INSTRUCTIONS.

On the Closing Date, the Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form heretofore furnished to the Company, to issue the Purchase

Shares (the “Irrevocable Transfer Agent Instructions”). All Purchase Shares to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares. The Company represents and warrants to the Investor that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Purchase Shares, and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company. Certificates and any other instruments evidencing the Purchase Shares shall not bear any restrictive or other legend.  If the Investor effects a sale, assignment or transfer of the Purchase Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent (and any subsequent transfer agent) to issue DWAC Shares in such name and in such denominations as specified by the Investor to effect such sale, transfer or assignment. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that the Investor shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall take all actions to carry out the intent and accomplish the purposes of this Section 6, including, without limitation, delivering or causing to be delivered all such legal opinions, consents, certificates, resolutions and instructions to the Transfer Agent, and any successor transfer agent of the Company, as may be requested from time to time by the Investor or necessary or desirable to carry out the intent and accomplish the purposes of this Section 6, and all fees and costs associated therewith shall be borne by the Company.

7.                                      CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE AND SELL THE PURCHASE SHARES.

The obligation of the Company hereunder to issue and sell the Purchase Shares to the Investor on the Closing Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)                                 The Investor shall have executed this Agreement and delivered the same to the Company;

(b)                                 No stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(c)                                  The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time.

8.                                      CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE THE PURCHASE SHARES.

The obligation of the Investor to purchase the Purchase Shares under this Agreement is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)                                 The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Investor;

(b)                                 The Common Stock shall be listed on the Principal Market and the TSX, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC, the Canadian Commissions, the Principal Market or the TSX, and all of the Purchase Shares to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing on the Principal Market and conditionally approved for listing on the TSX in accordance with the applicable rules and regulations of the

Principal Market and the TSX, respectively, subject only to official notice of issuance and, with respect to TSX listing, any standard TSX listing conditions for transactions of this nature;

(c)                                  The Investor shall have received the opinions of the Company’s legal counsel dated as of the Closing Date substantially in the form heretofore agreed by the parties hereto;

(d)                                 The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit A;

(e)                                  The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as Exhibit B which shall be in full force and effect without any amendment or supplement thereto as of the Closing Date;

(f)                                   The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent;

(g)                                  The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Closing Date;

(h)                                 The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Closing Date;

(i)                                     The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Closing Date, in the form attached hereto as Exhibit C;

(j)                                    The Registration Statement shall be effective and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have a maximum dollar amount certain of securities, including the Purchase Shares, registered under the Registration Statement which is sufficient to issue to the Investor not less than all of the Purchase Shares to be purchased under the Purchase Agreement. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a), and copies of the Prospectus shall have been delivered to the Investor in accordance with Section 5(l) hereof. The Prospectus shall be current and available for the issuance and sale of all of the Purchase Shares by the Company to the Investor, and for the resale of all of the Purchase Shares by the Investor. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Closing Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC or any Canadian Commission at or prior to the Closing Date pursuant to the reporting requirements of the Exchange Act (taking into account any applicable extension periods contemplated by the Exchange Act) or Canadian Securities Laws, as applicable, shall have been filed with the SEC or such Canadian Commission, as applicable, within the applicable time periods prescribed for such filings under the Exchange Act or Canadian Securities Laws, as applicable;

(k)                                 The Company shall be eligible to transfer its Common Stock, including all of the Purchase Shares, electronically as DWAC Shares;

(l)                                     All federal, state, provincial, local and foreign governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state, provincial, local and foreign courts or governmental agencies and all federal, state, provincial, local and foreign regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable U.S. state securities or “Blue Sky” laws, Canadian Securities Laws, or applicable rules and regulations of the Principal Market and the TSX, or otherwise required by the Canadian Commissions, the SEC, the Principal Market, the TSX or any U.S. state or other Canadian provincial securities regulators;

(m)                             No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, provincial, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(n)                                 No action, suit or proceeding before any federal, state, provincial, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, provincial, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions;

(o)                                 No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(p)                                 The Company, pursuant to or within the meaning of any Bankruptcy Law, shall not have (i) commenced a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case, (iii) consented to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) made a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(q)                                 A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary; and

(r)                                    The issuance of all of the Purchase Shares by the Company hereunder shall not cause the Company to exceed the Maximum Share Cap.

9.                                      INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Purchase Shares, and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, officers, directors, employees and any of the foregoing Person’s agent or other representatives (including, without limitation, those retained in connection with the transactions contemplated by the Transaction Documents) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or any other certificate, instrument or  document contemplated hereby or thereby, (d) any violation of the Securities Act, the Exchange Act, U.S. state securities or “Blue Sky” laws or Canadian Securities Laws, or the rules and regulations of the Principal Market or the TSX in connection with the transactions contemplated by the Transaction Documents by the Company or any of its Subsidiaries, affiliates, officers, directors or employees, (e) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (f) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (I) the indemnity contained in clause (c) of this Section 9 shall not apply to any Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee, (II) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not apply to any Indemnified Liabilities to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in any Prospectus Supplement (it being hereby acknowledged and agreed that the written information set forth on Exhibit D attached hereto is the only written information furnished to the Company by or on behalf of the Investor expressly for use in the Initial Prospectus Supplement), if the Prospectus was timely made available by the Company to the Investor pursuant to Section 5(l), (III) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not inure to the benefit of the Investor to the extent such Indemnified Liabilities are based on a failure of the Investor to deliver or to cause to be delivered the Prospectus made available by the Company, if such Prospectus was timely made available by the Company pursuant to Section 5(l), and if delivery of the Prospectus by the Investor was required under the Securities Act with respect to the Purchase Shares and such delivery by the Investor would have cured the defect giving rise to such Indemnified Liabilities, and (IV) the indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Payment under this indemnification shall be made within thirty (30) days from the date the Investor makes a written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Investor. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.                               RESERVED.

11.                               TERMINATION

This Agreement may be terminated only as follows:

(a)                                 If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b)                                 In the event that the Closing shall not have occurred on or before May 15, 2018, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Closing, either the Company, on the one hand, or the Investor, on the other hand, shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(d), as applicable, could not then be satisfied. Any termination of this Agreement pursuant to this Section 11(b) shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof.

The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12, shall survive the Closing and any termination of this Agreement.  No termination of this Agreement shall be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents to which it is a party.

12.                               MISCELLANEOUS.

(a)                                 Governing Law; Jurisdiction; Jury Trial.  The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Any legal suit, action or proceeding arising out, based upon, relating to or in connection with this Agreement or any of the other Transaction Documents (or any term or provision thereof), or any of the transactions contemplated hereby or thereby or referred to herein or therein, including, without limitation, any dispute or any enforcement of any rights or remedies (at law or in equity) with respect thereto or in connection therewith (each, a “Related Proceeding” and collectively, the “Related Proceedings”), may be instituted in any of the federal courts of the United States of America or any of the state courts of the State of Illinois, in each case located in the State of Illinois, County of Cook (each, a “Specified Court” and collectively, the “Specified Courts”), and each party hereto irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of any Specified Court in which any Related Proceeding is instituted or brought. Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Related Proceeding in any of the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any of the Specified Courts that it is not personally subject to the jurisdiction of any of the Specified Courts or that any Related Proceeding brought in any of the Specified Courts has been brought in an inconvenient forum. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding instituted or brought in any of the Specified Courts. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY RELATED PROCEEDING OR OTHERWISE IN CONNECTION THEREWITH.

(b)                                 Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)                                  Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                                 Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)                                  Entire Agreement; Amendment.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements among the Investor, the Company, their respective affiliates and Persons acting on their behalf with respect to the subject matter hereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.  The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. No provision of this Agreement or the other Transaction Documents may be amended other than by a written instrument signed by both parties hereto.

(f)                                   Notices.  Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Golden Minerals Company
350 Indiana Street, Suite 800
Golden, Colorado 80401
Telephone:	(303) 839-5060
Facsimile:	(303) 839-5907
E-mail:	bob.vogels@goldenminerals.com
Attention:	Robert Vogels

With a copy to (which shall not constitute notice or service of process):

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

Telephone:	(303) 892-9400
Facsimile:	(303) 893-1379
E-mail:	brian.boonstra@dgslaw.com
Attention:	Brian Boonstra

If to the Investor:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Telephone:	312-822-9300
Facsimile:	312-822-9301
E-mail:	jscheinfeld@lpcfunds.com/jcope@lpcfunds.com
Attention:	Josh Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

666 Third Avenue

New York, NY 10017

Telephone:	(212) 692-6267
Facsimile:	(212) 983-3115
E-mail:	ajmarsico@mintz.com
Attention:	Anthony J. Marsico, Esq.

If to the Transfer Agent:

Computershare Trust Company N.A.

Telephone:

Facsimile:

Attention:

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)                                  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and any permitted successors and assigns of the Company.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation.  The Investor may not assign its rights or obligations under this Agreement.

(h)                                 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and any permitted successors and assigns of the Company and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)                                     Publicity.  The Company shall afford the Investor and its counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Purchase Shares, any of the Transaction Documents or the transactions contemplated thereby, not less than 18 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any such press release, SEC filing or other public disclosure at least 18 hours prior to any release, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.

(j)                                    Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                                 No Financial Advisor, Placement Agent, Broker or Finder.    The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby.  The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(l)                                     No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)                             Remedies, Other Obligations, Breaches and Injunctive Relief.  The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)                                Enforcement Costs.  If: (i) this Agreement or any other Transaction Document is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement or any other Transaction Document; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement or any other Transaction Document, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable, documented, out-of-pocket costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.  If this Agreement is placed by the Company in the hands of an attorney for enforcement or is enforced by the Company through any legal proceedings, then the Investor shall pay to the Company, as incurred by the Company, all reasonable costs and expenses including reasonable attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.

(o)                                Waivers.  No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought.  No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(p)                                Currency. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars.

*     *     *     *     *

IN WITNESS WHEREOF, the Investor and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

GOLDEN MINERALS COMPANY

By:	/s/ Robert P. Vogels
Name:	Robert P. Vogels
Title:	Senior Vice President and Chief Financial Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name:	Josh Scheinfeld
Title:	President